EXHIBIT 99.1


FOR IMMEDIATE RELEASE                            CONTACT:  Leonard E. Moodispaw
                                                                CEO & President
                                                                   301.939.7000

       ESSEX INCREASES 2004 GUIDANCE, SETS RELEASE DATE FOR Q2 04 RESULTS


COLUMBIA, MD - July 21, 2004 - Essex Corporation (NASDAQ: KEYW) announced today preliminary revenue results for second quarter 2004 and updated earlier guidance of 2004 revenue. The preliminary, unaudited results indicate that the Company will report second quarter revenues in the range of $18-20 million. Essex is increasing annual revenue guidance for 2004 to the range of $50-55 million, before acquisitions, or $57-63 million including the two acquisitions that have been completed during the first half of this year. Per share earnings are expected to meet or slightly exceed Q1 '04 results.

"Essex remains focused on growth and investment in our ability to grow," commented Leonard Moodispaw, CEO and President. "Because of the demand for our solutions and technologies, we are raising revenue guidance for 2004 again. In particular, ordering under the large engineering services contract that was awarded last October remains ahead of estimates in both the services and hardware component. I believe that we will see an increase in the contract ceiling by a factor of 2 to 3 times the original contract during this quarter."

Essex plans to release its second quarter financial results in a press release after market close on August 10, 2004. A conference call has been scheduled to discuss these results on August 10th at 5:00 p.m. (EDT). At that time, management will review the Company's second quarter 2004 financial results. A question-and-answer session will follow to further discuss the results as well as to comment on the outlook for the remainder of 2004.

Interested parties will be able to connect to our Webcast via the Investor page on our website, HTTP://WWW.ESSEXCORP.COM/INVESTOR.HTML on August 10th. We encourage people to register for an email reminder about the Webcast on the Event Calendar tab, also found on the Investor page of our website. Interested parties may also listen to the conference call by calling 1-800-299-6183 participant passcode 88995706. The International Dial In access number will be 617-801-9713.

An archive of the Webcast will also be available on our webpage following the call. In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. EDT on August 10, and will remain available through August 16, 2004. To access the dial-up replay, call 1-888-286-8010, passcode 24962763.

                                   - M O R E -


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ESSEX INCREASES 2004 GUIDANCE,                                      PAGE 2 OF 2
SETS RELEASE DATE FOR Q2 04 RESULTS



ABOUT ESSEX: Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: FUTURE FINANCIAL CONDITION AND OPERATING RESULTS (INCLUDING WITHOUT LIMITATION PRELIMINARY Q2 `04 RESULTS AND ANNUAL GUIDANCE FOR 2004). ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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